ESCROW AGREEMENT

This ESCROW AGREEMENT (this "Agreement") dated as of October 14, 2010 (the "Closing Date") among West Flagler Associates, Ltd., a Florida limited partnership ("Purchaser"), Florida Gaming Centers, Inc., a Florida corporation d/b/a Miami Jai Alai ("Seller") and Mintzer Sarowitz Zeris Ledva & Meyers L.L.P., as escrow agent ("Escrow Agent").

This is the Escrow Agreement referred to in the Partnership Interest Purchase Agreement dated as of October __, 2010 (the "Purchase Agreement"), among Purchaser and Seller. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1. Establishment of Escrow.

(a) Purchaser is depositing with Escrow Agent an amount equal to Nine Hundred Sixty Three Thousand Dollars ($963,000) in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 5(j), or losses on investments, the "Escrow Fund"). Escrow Agent acknowledges receipt thereof.

(b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2. Investment of Funds.

Except as Purchaser and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Agent shall hold all funds in trust until the disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3. Release Events.

(a) Escrow Agent shall disburse the Escrow Fund in accordance with the terms and provisions of this Agreement.

(i) Upon the occurrence of an event requiring or permitting the release of all or part of the Escrow Fund under Section 1.10 of the Purchase Agreement to pay any portion of Seller's Roof Repair Costs, Seller may give notice (each, a "Seller's Notice") to Purchaser and Escrow Agent of that event (each a "Seller Release Event"), which notice shall set forth (i) the amount sought to be released, and (ii) the basis of such Seller Release Event making specific reference to the applicable Purchase Agreement provision requiring or permitting such release and including invoices from the approved Roof Repair Company together with description or reports of the repairs and/or replacement conducted to the dates thereof. If Purchaser gives notice to Seller and Escrow Agent disputing any Seller Release Event (a "Counter Notice")

within ten (10) days following receipt by Escrow Agent and Purchaser of the Notice regarding such Seller Release Event, such Seller Release Event shall be resolved as provided in Section 3(b). If no Counter Notice is received by Escrow Agent within such ten-day (10-day) period, then the dollar amount claimed by Seller as set forth in Seller's Notice shall be deemed established for purposes of this Agreement and Section 1.10 of the Purchase Agreement and, at the end of such ten-day (10-day) period, Escrow Agent shall pay to Seller the dollar amount claimed in Seller's Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Seller Release Event complies with the requirements of the Purchase Agreement.

(ii) Upon the occurrence of an event requiring or permitting the release of all or part of the Escrow Fund under Section 1.10 of the Purchase Agreement to pay any portion of Purchaser's Roof Repair Costs, Purchaser may give notice (each, a "Purchaser's Notice") to Purchaser and Escrow Agent of that event (each, a "Purchaser Release Event"), which notice shall set forth (i) the amount sought to be released, and (ii) the basis of such Purchaser Release Event making specific reference to the applicable Purchase Agreement provision requiring or permitting such release and including invoices from the approved Roof Repair Company. The dollar amount claimed by Purchaser as set forth in Purchaser's Notice shall be deemed established for purposes of this Agreement and Section 1.10 of the Purchase Agreement and, within five (5) days after delivery of Purchaser's Notice to the Escrow Agent, Escrow Agent shall pay to Purchaser the dollar amount claimed in Purchaser's Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Purchaser Release Event complies with the requirements of the Purchase Agreement.

(iii) Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, the Escrow Agent shall release the Escrow Fund in accordance with the terms of any joint written instructions which Escrow Agent receives from Seller and Purchaser.

(b) If a Counter Notice is given with respect to a Seller Release Event, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Purchaser and Seller, or (ii) a final, nonappealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

4. Termination of Escrow.

On October 14, 2011, Escrow Agent shall pay and distribute the then amount of the Escrow Fund to Seller, unless (a) any Purchaser Release Event is then pending, in which case an amount equal to the aggregate dollar amount requested with respect to any and all such Purchaser Release Events (as shown in Purchaser's Notices of such Purchaser Release Events) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Seller), or (b) Purchaser has given notice to Seller and Escrow Agent specifying in reasonable detail the nature of any other claim it may have under Section 1.10 of the Purchase Agreement with respect to which it is unable to specify the amount of claim, in which case the entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Purchaser

and Seller or a final, nonappealable order of a court of competent jurisdiction as contemplated by Section 3(b).

5. Duties of Escrow Agent.

(a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b) Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

(c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and has only possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or nonresident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f) Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, nonappealable order of a court of competent jurisdiction.

(i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final, nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j) Seller shall agrees to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

(l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably

deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

6. Limited Responsibility.

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7. Ownership for Tax Purposes.

Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Escrow Fund and that Seller will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8. Notices.

All notices, consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by a nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail (with confirmation by the transmitting equipment); or (c) received by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

Seller:

Florida Gaming Centers, Inc.
c/o Miami Jai Alai
3500 NW 37th Avenue
Miami, Florida 33142
Attention: Dan Licciardi, Vice President and General Manager
Facsimile No.: (305) 634-1712
E-Mail address: cetaceandl@aol.com

with a mandatory copy to:

Frost Brown Todd LLC
400 West Market Street
Suite 3200
Louisville, Kentucky 40202
Attention: R. James Straus
Facsimile No.: (502) 581-1087
E-Mail address: jstrauss@fbtlaw.com

Purchaser:

West Flagler Associates, Ltd.
P.O. Box 350940
Miami, Florida 33135
Attention: Scott Savin, Chief Operating Officer
Facsimile No.: (305) 631-4525
E-Mail address: ssavin@magiccitycasino.com

with a mandatory copy to:

Gunster, Yoakley & Stewart, P.A.
Gunster, Yoakley & Stewart, P.A.
215 South Monroe Street, Suite 618
Tallahassee, FL 32301
Attention: John M. Lockwood, Esq.
Facsimile No.: (850) 576-0902
E-Mail address: jlockwood@gunster.com

Escrow Agent:

Mintzer Sarowitz Zeris Ledva & Meyers L.L.P.
The Waterford
1000 N.W. 57TH Court
Miami, FL 33126
Attention: Addison J. Mewyers, Esq.
Facsimile No.: (305)774-9966
E-Mail address: AMeyers@defensecounsel.com

9. Jurisdiction; Service of Process.

Any Proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Florida, County of Miami-Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. Process in any Proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10. Execution of Agreement.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement

and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purposes whatsoever.

11. Section Headings, Construction.

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12. Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13. Entire Agreement and Modification.

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Purchaser, Seller and Escrow Agent.

14. Governing Law.

This Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law principles that would require the application of any other Law.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

WEST FLAGLER ASSOCIATES, LTD.,
a Florida limited partnership

By: Southwest Florida Enterprises, Inc., its General Partner

By: [signature]
Name: Scott Savin
Title: COO EVP

FLORIDA GAMING CENTERS, INC.,
a Florida corporation

By: [signature]
Name: William B Collett Jr
Title: C.O.O.

MINTZER SAROWITZ ZERIS LEDVA & MEYERS L.L.P.

By: Addison J. Meyers
Name: ADDISON J. MEYERS
Title: PARTNER